EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Zenitech Corporation (the "Company”) on Form 10-Q for the three months ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hong Yang, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hong Yang
Hong Yang
President, Treasurer and Secretary
Director
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)

November 14, 2012